ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                     4110 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85251
                                 (602) 874-0448

               -------------------------------------------------


                                PROXY STATEMENT

               --------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held February 17, 1996

TO THE SHAREHOLDERS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION

NOTICE HEREBY IS GIVEN that a Special Meeting of Shareholders of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), will be held at The Aladdin Hotel, 3667 Las Vegas Boulevard South, Las Vegas, Nevada, on February 17, 1996, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1.     MANAGEMENT'S PROPOSAL FOR A FIVE (5) MEMBER BOARD OF
                    DIRECTORS AND MANAGEMENT'S NOMINEES FOR ELECTION AS
                    DIRECTORS

Proposal No.2.      A SHAREHOLDERS PROPOSAL FOR A SEVEN (7) MEMBER BOARD OF
                    DIRECTORS AND THE PROPONENTS' NOMINEES FOR
                    ELECTION AS DIRECTORS

This Special Meeting is called at the written request of a holder of 10% or more of all issued and outstanding shares of the Company stock, as provided for by Arizona law and the Company's By-laws. The express purpose for calling this Special Meeting was to elect a Five (5) Member Board of Directors. The business of the Special Meeting will be confined to this purpose as stated herein, and to such additional matters as the Chairman of the meeting may rule to be germane to such purpose. Management considers the Shareholders Proposal (Proposal No. 2) to be germane to the stated purpose of the Special Meeting.

Only holders of the outstanding Common Stock and Class A Preferred Stock of the Company of record at the close of business on December 28, 1995 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.
                                   DEAN A. DOUGLAS
                                   SECRETARY
Scottsdale, Arizona
January 12, 1996
                   Alanco Environmental Resources Corporation
                     4110 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85251
                                 (602) 874-0448


                                PROXY STATEMENT


                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 17, 1996

                              GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), for use at the Company's Special Meeting of Shareholders to be held at The Aladdin Hotel, 3667 Las Vegas Boulevard South, Las Vegas, Nevada, on the 17th day of February, 1996 at 10:00 a.m., Pacific Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before January 16, 1996.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995 has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.


                      SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock and Class A Preferred Stock, voting as a single group with each common or preferred share entitled to one vote. Only shareholders of record at the close of business on December 28, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On December 28 , 1995, the Company had 32,048,140 shares of its Common Stock and 26 shares of its Class A Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a


quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is permitted.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND OF MANAGEMENT

The following table presents information with respect to shares of the Company's Common Stock beneficially owned by the Company's Directors and Officers and by all Directors and Officers of the Company as a group and by the nominees for election to the Board of Directors who beneficially own shares in the Company, and by all other persons known by management to own beneficially five percent (5%) or more of the Company's Common Stock as of December 28, 1995. As defined in Rule 13d(d)(1) under the Securities Exchange Act of 1934, beneficial ownership includes shares issued and outstanding, convertible preferred stock and all options and warrants to acquire common stock.

                                         Amount and
Name and Address                         Nature of Bene-            Percent
of Beneficial Owner                      ficial Ownership           of Class
-----------------------------            ----------------          -----------
Lyons Capital Partners, L.P.,
4365 Executive Dr., #740
San Diego, CA 92121,                       6,051,220                18.9%

Peter Van Oosterhout (1)(5)                  895,349                 2.8%
2544 Chamberlain Road
Akron, OH 44333

James Ricketts (5)                            10,500                 0.033%
4110 N. Scottsdale Rd., #215
Scottsdale, AZ 85251

Norman E. Meyer (2)(3)(5)                    105,500                 0.33%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Kevin L. Jones (2)(4)(5)                   1,000,143                 3.12%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Dean A. Douglas (2)(3)                        50,550                 0.157%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

John E. Haggar (2)(3)                         50,000                 0.156%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Larry Nelson (2)(3)(5)                        25,500                 0.08%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Harold S. Carpenter (5)                      817,649                 2.55%
939 Office Park Road, Suite 120
West Des Moines, IA 50265

Dennis Schlegel (5)                          148,740                 0.46%
Ione, Washington

Officers and Directors
as a Group  (9 individuals)                3,103,931                 9.68%



(1) Includes 890,349 shares in the name of River Capital Corporation of which Mr. Van Oosterhout is President. Mr. Van Oosterhout disclaims any beneficial ownership of the above shares.

(2) Does not Includes Options to acquire Shares granted under the Company's Incentive Stock Option Plan and subject to a vote by the Shareholders approving the Incentive Stock Option Plan.

(3) Includes 100,000 shares issuable to Mr. Meyer, 50,000 shares issuable to Mr. Douglas, 50,000 shares issuable to Mr. Haggar and 25,000 shares issuable to Mr. Nelson upon the exercise of Options granted at $0.10 per share pursuant to the Company's Officers and Directors Stock Option Plan.

(4) Includes 541,100 shares held by Arjon Enterprises, Inc., a trust of which Mr. Jones is a beneficiary. Mr. Jones disclaims beneficial ownership of these shares.

(5)  Current Director.

PROPOSAL NO. 1.     MANAGEMENT'S PROPOSAL FOR A FIVE (5) MEMBER BOARD OF
                    DIRECTORS AND MANAGEMENT'S NOMINEES FOR ELECTION AS
                    DIRECTORS

The Bylaws presently provide for a Board of Directors of not more than eleven
(11) members. The number of Directors of the Company has been fixed at five (5) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the five (5) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the five (5) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors.

Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:
                                                                      Year
Name                          Age      Position                  First Director
-------------------          -----      -------------            --------------
Harold S. Carpenter           61       Director                    1995

Steven H. Davis               42       Director                    1995

Bradley L. Gordon             43       Director                    1995

Norman E. Meyer               50       Chairman/C.E.O./President   1994

Dennis Schlegel               45       Director                    1995


Business Experience of Nominees

Harold S. Carpenter:   Mr. Carpenter is presently the President of Superiorgas
Co. , Des Moines, Iowa which is engaged in the business of trading and brokering


bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment
company affiliated with Superiorgas Co.    Mr. Carpenter founded these companies
in 1984 and 1980 respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa which is an real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa which manufactured air pollution control equipment. Mr. Carpenter is currently a member of the board of directors of the Allied Group, Inc., a publicly owned insurance company headquartered in Des Moines, Iowa. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelors of Science and Commerce degree.

Steven H. Davis: Mr. Davis is presently and since 1991 has been the President/CEO and a member of the Board of Directors of CET Environmental Services, Inc., of Tustin, California. CET is a publicly owned company engaged
in the business of environmental remediation.    Prior to 1991, Mr. Davis was
the Managing Partner with Lincoln Property Company, Irvine, California with responsibility for more than 3 million square feet of commercial building space in California and Colorado. Mr. Davis has over twenty years of experience in construction, development and financing of real estate and other businesses. Mr. Davis graduated from Brown University and received his Masters of Business Administration from the University of Southern California.

Bradley L. Gordon: Mr. Gordon is presently and since January, 1993 has been the President/CEO and a Board Member of Quality Franchise Systems, Inc., a $20 million franchising company headquartered in Sacramento, California with over 70 operating locations for its Mountain Mike Pizza restaurants. From November, 1983 to September, 1992, Mr. Gordon held positions with Pace Membership Warehouse, Inc., Denver, Colorado including Executive Vice President/Sales, Senior Vice President/Operations and Vice President/Human Resources.. Pace Membership Warehouse was a $5 billion wholesale cash and carry membership club. Mr. Gordon had responsibility for all operational aspects, managed a staff of six regional vice presidents and national directors of purchasing and marketing. During Mr. Gordon's tenure, Pace grew from 25 to 73 locations nationwide with
sales of over $3.5 billion.    From 1975 through 1983 Mr. Gordon held Human
Resources management positions with the Taco Bell Division of PepsiCo., Inc., and the Winchells Donut House Division of Denny's Restaurants, Inc. Mr. Gordon received his Masters of Science Degree in Human Resources Management from the College of Business of the University of Colorado in 1975 and a Bachelors Degree
in Business Management for the University of South Florida 1974.    Mr. Gordon
is also on the Board of Directors of the Kempe Center for the Prevention of Child Abuse in Denver, Colorado and the American Red Cross Denver Chapter. In the course of his position with Quality Franchise Systems, Inc., in November 1994 Mr. Gordon and several other corporations and individuals were named as a defendant in Clark v. O&S Management, et al. , Sacramento Municipal Court, which sought damages in a dispute involving a franchising fee allegedly paid by the Plaintiff. In July, 1995 the case was dismissed upon the Plaintiff's motion. Mr. Gordon believes the case was frivolous and without merit.

Norman E. Meyer: Mr. Meyer joined the Company's Board of Directors in December, 1994, was appointed President and Chief Executive Officer of the Company in April, 1995, and was elected Chairman of the Board in December, 1995. Mr. Meyer has over twenty-eight years of experience in the insurance industry and for the last fifteen years he has held executive positions of increasing operational responsibility. From December, 1994, to November, 1995, Mr. Meyer served as Chief Executive Officer and a Director of Phoenix Medical Management, Inc., a Phoenix based out-patient, rehabilitation/Surgical facility. Beginning in 1984 and until December 1994, Mr. Meyer served in various positions including Chief Operating Officer, Director and Chairman of the Board of Realistic Adjustment Company, Inc., a Phoenix, Arizona based insurance claims adjusting company.
From January, 1995 to May, 1995 Mr. Meyer also served as Vice President of


Operations, and remains a Director and Chairman of the Board of Travel Services of America, a Branson, Missouri travel agency. From 1992 to 1994, Mr. Meyer served as consultant to the United Labor Counsel Local 615 Welfare Fund wherein Mr. Meyer advised the Counsel on claims processing. The Union, the Welfare Fund Trustees, the Welfare Fund Insurance Underwriters and Mr. Meyer were named as Defendants in a 1992 civil action filed by the U.S. Department of Labor which alleged breach of fiduciary duty by the Defendants in the operation of the Welfare Fund under the Employee Retirement Income Security Act of 1974(ERISA). Mr. Meyer filed an Answer denying all allegations based upon the fact that Mr. Meyer did not control or serve in the operation of the Welfare Fund and that the Department of Labor's extension of the definition of a _fiduciary_ under ERISA to include non-controlling consultants is unwarranted. Mr. Meyer believes there is a high probability of dismissal of the action against him if the matter goes to trial.

Dennis Schlegel: Since 1987, Mr. Schlegel has been an independent investor in small and start-up companies as well as a consultant to small and start-up business in the areas of corporate management and financing. Prior to Mr. Schlegel owned and operated Schlegel Investment Co., in Des Moines, Iowa and Schlegel Ranch Company, in Ione, Washington, both of which were engaged in land development. Mr. Schlegel attended one year at Drake University until he withdrew to devote his full time to business pursuits.


Committees:  Meetings of the Board

The Company has an Employment Compensation Committee and an Audit Committee. The Employment Compensation Committee and the Audit Committee were formed in 1995. Messrs. Van Oosterhout, Jones and Ricketts comprise the Employment Compensation Committee and Messrs. Nelson, Jones and Van Oosterhout are the Audit Committee. The Employment Compensation Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Employment Compensation Committee met two times during the fiscal year ended June 30, 1995 and the Audit Committee met two times during the fiscal year ended June 30, 1995. During 1995, the Company also had an Executive Committee composed of Dean Hough, D.R. Ellenbecker and Norman E. Meyer. The Executive Committee was formed in August, 1992 to oversee operations and was disbanded in August, 1995 after meeting six times during the past fiscal year.

The Company's Board of Directors held nine meetings during the fiscal year ended June 30, 1995, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.


Compliance with Section 16(a) of Securities Exchange Act of 1934

To the Company's knowledge, during the fiscal year ended June 30, 1995 the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.


Family Relationships

There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.



                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company during the fiscal year ended June 30, 1995, to its top executive officers whose annual compensation exceeded $60,000, which represents all of the executive officers of the Company.

Name of Individual        Capacities Served  Cash Compensation  Stock Options
--------------------------------------------------------------------------------
Norman E. Meyer (1)        President, CEO      $0               100,000
Dean Hough (2)             President, CEO      $48,000          300,000
Harrison Gentry (3)        President, CEO      $110,126         200,000
Richard Steinke (4)        CEO                 $34,000
Kevin L. Jones (5)         Chief Fin. Officer  $58,500
Dean A Douglas (6)         V-P, Secretary      $ 8,000           50,000
John E. Haggar (7)         Treasurer           $ 6,000           50,000

(1) Mr. Meyer is presently serving without an employment contract. On October 12, 1995 he was awarded five year options to acquire 100,000 shares of stock pursuant to the Company's Officers and Directors Stock
       Option Plan at a exercise price of $ 0.10.   The above information does
       not include additional five year options to acquire 50,000 of stock granted to Mr. Meyer pursuant to the Company's Incentive Stock Option Plan at an exercise price of $1.89 per Share.

(2) Mr. Hough served as President and CEO from December, 1994 to April, 1995 when he stepped down in favor of Mr. Meyer and then assumed management responsibilities for the Company's manufacturing subsidiary and then the
       Company's restaurant equipment subsidiary.   Pursuant to Mr. Hough's
       employment agreement he was to receive $8,000 per month plus options to purchase 20,000 shares of common stock at $1.00 per share each month until December, 1996. Mr. Hough's employment contract was terminated effective November 1, 1995. Pursuant to the terms of his employment agreement, Mr. Hough has an option to acquire a total of 300,000 shares of the Company's common stock exercisable at $1 per share.

(3) Mr. Gentry was elected President/COO in February, 1994 and was elected to the additional position o f CEO in October, 1994. Mr. Gentry held these positions until December, 1994. During the term of his employment, Mr. Gentry was awarded stock options to acquire 200,000 shares of Stock exercisable at $1.00 per share.

(4)    Mr. Steinke served as CEO from July, 1994 to October, 1994.

(5) Mr. Jones receives $6,000 per month for his services as Chief Financial Officer and Chief Executive Officer of the Company's manufacturing subsidiary. On September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Incentive Stock Option Plan at a exercise price of $ 1.89.

(6) Mr. Douglas receives $6,000 per month for his services as Vice President and Secretary. On September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $ 0.10. The above does not include options to acquire an additional 50,000 shares granted under the Company's Incentive Stock Option Plan.

(7)    Mr. Haggar receives $6,000 per month for his services as Treasurer.   On
       September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $ 0.10. The above does not include



       options to acquire an additional 50,000 shares granted under the Company's Incentive Stock Option Plan.


Compensation of Directors

Directors are entitled to receive all out of pocket expenses incurred for attendance at Board or Committee meetings. In addition, all Directors, not otherwise employed or compensated by the Company, are entitled to receive $500 for each Board Meeting attended which may be taken as either cash, common stock at the market price per share, or in health insurance benefits. In May, 1995 the Board of Directors reduced the prior Directors Fees of $1,500 to the present $500. Pursuant to these directors fees, as of the proxy date and for accrued but unpaid directors fees from prior fiscal years, Mr. Ricketts was issued 10,500 shares of common stock, Mr. Van Oosterhout was issued 5,000 shares of common stock, Mr. Meyer was issued 5,500 shares of common stock and Mr. Nelson was issued 500 shares of common stock. In addition, from August, 1995, through December 15, 1995, Mr. Ricketts has received a fee of $3,000 per month for being Chairman of the Board. On October 12, 1995 Norman Meyer was awarded options to acquire 100,000 shares of stock and on September 27, 1995 Larry Nelson was awarded options to acquire 25,000 shares of stock both pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $0.10 per share. Messrs. Meyer, Jones and Nelson in their capacities as Key Employees have also each been granted options to acquire an additional 50,000 shares each under the Company's Incentive Stock Option Plan.





Other Arrangements

There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors.


Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.


Transactions with Management

The Company entered into the following transactions with entities in which certain of the Company's officers and directors may have a direct or indirect interest.

In June, 1995, the Company issued 390,400 shares of its common stock to River Capital Corporation upon the exercise of a common stock purchase warrant issued to River Capital in 1990. The Company received proceeds of $244,000 from the exercise of the warrant. Peter Van Oosterhout, a director of the Company is also the sole officer and director of River Capital Corporation.

In December, 1994, the Company exchanged a Note Receivable in the principal amount of $850,000 from Phoenix Medical Management, Inc.(PMM), for seventy percent (70%) of the outstanding common stock of PMM. Norman E. Meyer, a director of the Company and its President and Chief Executive Officer became a director of PMM following the transaction in order to represent Alanco's interest . Larry Nelson had been a director of PMM prior to the exchange and


subsequently became a director of the Company and executive officer of Alanco Financial Services Corp. In addition, Mr. Nelson owns approximately 12% of the outstanding common stock of PMM. Subsequent to the acquisition of the interest in PMM, the Company sold a substantial portion of its investment for a Note Receivable and presently owns approximately 8% of the outstanding common stock of PMM.

In May, 1995, the Company acquired 100% of the capital stock of Unique Systems, Inc., doing business as National Affiliated Adjustment Company (NAAC) from KD International, Ltd., in exchange for 1,750,370 shares of the Company's common stock and 26 Shares of the Company's Class A Preferred Stock. Subsequent to the Company's acquisition and in a transaction independent of the Company's acquisition, Katherine Meyer, the wife of Norman E. Meyer, a director of the Company and its President and Chief Executive Officer, acquired the Class A Preferred Stock. Mrs. Meyer is the Chief Executive Officer and President of NAAC.
















































PROPOSAL NO. 2:     A SHAREHOLDERS PROPOSAL FOR A SEVEN (7) MEMBER BOARD OF
                    DIRECTORS AND THE PROPONENTS' NOMINEES FOR ELECTION AS
                    DIRECTORS

     On January 10, 1996, the Company received the following Shareholders Proposal and Supporting Statement from Kevin L. Jones, Peter Van Oosterhout and River Capital Corporation who each own greater than one percent (1%) of the Company's outstanding stock. The Company has determined that the Shareholders Proposal is germane to the purpose for which the Special Meeting was called.
The addresses of the Proponents and the number of shares held of record by the Proponents shall be provided to any person upon oral or written request. The Shareholders Proposal and Statement are reproduced below verbatum as received. Management expresses no opinion as to the truth and accuracy of the Shareholder Supporting Statement.
--------------------------------------------------------------------------------
Proposal

     That the Board of Directors shall consist of seven members and we recommend the following seven individuals:

          Peter D. Van Oosterhout      Kevin L. Jones
          Harold Carpenter             Larry G. Nelson
          Dennis Schlegel              Norman Meyer
          Bradley Gorden

                              Supporting Statement


     There has been a lot of criticism of prior management and the Board of Directors of the Registrant by Stockbrokers and investment advisors who for some unexplainable reason believe they have the knowledge to manage the business affairs of a multifaceted corporation. Why this criticism exists we are not sure.

     What we are sure of is the painstaking efforts taken by the prior Board of Directors to formulate and implement sound governing policies to ensure that no one single individual or group of individuals could take unfair advantage of business developed within the Registrant. Under the prior Board of Directors, the Registrant has grown from a mining company with a potential breakthrough technology in the air pollution control industry to a Company with operations in Industrial Manufacturing, an air pollution control technology tested by an independent laboratory in China which has successfully reduced SOx emissions well below China's pollution control standards at a capital cost which is about one-tenth that of any alternative solution, acquired operations in the distribution of a patented table top deep frying unit in which the Registrant has working relationships with Ore-Ida, Walmart and Tyson Foods and acquired a service business in insurance claims adjusting.

     This growth started at the end of 1993 with the acquisition of the Industrial Manufacturing Company Assets. These Assets were acquired at a time when the Company had limited working capital and over 75% of the acquisition price was common stock valued at $3.00 per share. Since the acquisition, this business segment has been turned around and now is a profitable operation. This was accomplished in only eighteen months.

     During the Registrant's Fiscal Year Ended June 30, 1995, the Board of Directors dealt with operational management that had made a decision to abandon China and to disregard all prior work accomplished in the perfecting of the patented air pollution control technology. The result of this was an operating proto-type of the patented Charged Dry Sorbent Injection System (CDSI) was sent to China for testing. In November of 1995, at the request of high ranking officials in the Chinese Government, Alanco held a news conference sponsored by


the Government in the Peoples Hall. Something that is considered about as high an honor that can be bestowed upon anyone or any entity in China. The reason for this happening was the successful testing that the CDSI underwent at Dezhou Heating & Power Company. Due to the equipment low capital cost, the Chinese people see that their currency can stretch much further and accomplish a great deal more with regard to their air pollution control problem.

There are many other things which we would like to elaborate on, but we can be technical cut off at five hundred words and have met this limitation. Mr. Van Oosterhout and Mr. Jones have worked diligently and in the best interest of the shareholders rights and value and hope that you will vote in favor of this proposal to elect a seven member board composed of those individuals that we have recommended.

--------------------------------------------------------------------------------








                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's 1996 Annual Meeting, including nominations for election as directors must be received at the offices of the Company, 4110 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85251, no later than July 31, 1996.


                              DEAN A. DOUGLAS
                              SECRETARY

Scottsdale, Arizona
January 12, 1996




























                                                                               1

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                  ALANCO ENVIRONMENTAL RESOURCES CORPORATION

The undersigned appoints Norman E. Meyer, (and Dean A. Douglas, if Mr. Meyer is unable to serve),as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and vote all of the undersigned's shares of the Common Stock and/or Class A Preferred Stock of Alanco Environmental Resources Corporation, an Arizona corporation, at the Special Meeting of Shareholders to be held at The Aladdin Hotel, 3667 Las Vegas Boulevard South, Las Vegas, Nevada, at 10:00 a.m. Pacific Standard Time, on February 17, 1995, and any and all adjournments thereof, for the following purposes:

SHAREHOLDERS MUST VOTE IN FAVOR OF ONE OR THE OTHER PROPOSAL. VOTING IN FAVOR OF BOTH PROPOSALS WILL RESULT IN A SPOILED PROXY WHICH WILL NOT BE VOTED. VOTING IN FAVOR OF ONE PROPOSAL AND AGAINST THE OTHER IS PERMITTED. A SHAREHOLDER VOTING IN FAVOR OF A PROPOSAL MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A
LINE THROUGH THE NOMINEE'S NAME(S).   FOR EXAMPLE A SHAREHOLDER WITH 1,000
SHARES MAY CAST A TOTAL OF 5,000 VOTES (# OF SHARES X 5 DIRECTORS) FOR ALL, ONE OR A SELECT NUMBER OF CANDIDATES.]

VOTE FOR ONLY ONE PROPOSAL
PROPOSAL NO. 1. MANAGEMENT'S PROPOSAL FOR A FIVE (5) MEMBER BOARD OF DIRECTORS
                CONSISTING OF THE FOLLOWING NOMINEES.

     ___  FOR a Five (5) Member Board of Directors and all Management nominees
          listed below equally among all the nominees   OR IN FAVOR OF A FIVE
          (5) MEMBER BOARD OF DIRECTORS AND VOTED AS FOLLOWS:

          Harold S. Carpenter: ____Shares    Steven H. Davis: ____Shares

          Bradley Gordon:      ____Shares    Norman E. Meyer: ____Shares

          Dennis Schlegel:     ____Shares

     ___  AGAINST Management's Proposal for a Five (5) Member Board of Directors

IN THE EVENT THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE ON PROPOSAL NO. 1, MANAGEMENT INTENDS TO VOTE FOR PROPOSAL NO. 1.

 PROPOSAL NO. 2.    A SHAREHOLDERS PROPOSAL FOR A SEVEN (7) MEMBER BOARD OF
                    DIRECTORS  CONSISTING  OF THE FOLLOWING NOMINEES.

     ___ FOR a Seven (7) Member Board of Directors and all or the Nominees listed below equally among all the nominees OR IN FAVOR OF A SEVEN (7) MEMBER BOARD OF DIRECTORS AND VOTED AS FOLLOWS:

          Harold S. Carpenter:____Shares     Bradley Gordon:       ____Shares
          Kevin L. Jones:     ____Shares     Norman E. Meyer:      ____Shares
          Larry G. Nelson:    ____Shares     Peter Van Oosterhout: ____Shares
          Dennis Schlegel:    ____Shares

     ___ AGAINST the Shareholder Proposal for a Seven (7) Member Board of Directors

IN THE EVENT THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE ON PROPOSAL NO. 2, MANAGEMENT INTENDS TO VOTE AGAINST THE PROPOSAL.
                                                                               2

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated: __________________ , 1996   ____________________________________________

                                   ____________________________________________


Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO ALANCO ENVIRONMENTAL RESOURCES CORPORATION, 4110 NORTH SCOTTSDALE ROAD, SUITE 200, SCOTTSDALE, ARIZONA 85251. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.